EXHIBIT 99.1



                     STATUS OF INDEPENDENT AUDITORS' REPORT


     As of the date of this filing, DELOITTE & TOUCHE LLP has not given the company permission to include its Independent Auditors' Report dated March 20, 2002 in this 10-K/A of Telzuit Medical Technologies, Inc., formerly Taylor
Madison  Corp.  (File  No.  001-15034).

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